UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported)   July 21, 2014
 HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road
Braintree Massachusetts	02184
(Address of principal executive offices)	(Zip Code)
 Registrant's telephone number, including area code  781-848-7100
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

.

ITEM 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 22, 2015, the Board of Directors increased the bonus target for the Company’s President and Chief Executive Officer, Brian Concannon. Mr. Concannon is now eligible for a target annual bonus opportunity equal to 125% of his base salary, an increase from 100% of base salary in fiscal 2015.

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

Haemonetics Corporation's Annual Meeting of Stockholders was held on July 21, 2015. At the Meeting:

1.	Ronald G. Gelbman, Richard J. Meelia and Ellen M. Zane were elected to serve as directors of Haemonetics Corporation;

2.	An advisory vote regarding the compensation of our named executive officers was approved; and

3.	The selection of Ernst & Young LLP to serve as the independent registered public accounting firm of Haemonetics Corporation for fiscal year 2016 was ratified.

Below are the number of votes cast for or against, the number of abstentions, the number of votes withheld and the number of broker non-votes:

1. Election of Directors:

Director	Votes For	Withheld	Non-Vote
Ronald G. Gelbman	45,730,369	1,132,230	1,562,638
Richard J. Meelia	46,006,687	855,912	1,562,638
Ellen M. Zane	45,685,025	1,177,574	1,562,638

2. Executive Compensation:

Votes For	Votes Against	Abstain	Non-Vote
46,122,115	695,425	45,059	1,562,638

3. Ratification of Auditors:

Votes For	Votes Against	Abstain
48,169,556	251,653	4,028

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date: July 24, 2015	By:	/s/ Christopher Lindop
Christopher Lindop, Chief Financial Officer
and Executive Vice President Business Development